UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 13, 2006

The Williams Companies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On June 13, 2006, The Williams Companies, Inc. ("Williams") announced that it had reached an agreement in principle to settle class-action shareholder litigation filed on behalf of purchasers of Williams securities between July 24, 2000, and July 22, 2002. Under the terms of the agreement, Williams will pay $290 million to plaintiffs, subject to court approval. The settlement will be funded through a combination of insurance proceeds and cash on hand. Of the total settlement, Williams expects to pay approximately $145 million to $220 million in cash to fund the settlement, while it expects the balance to be funded by its insurers. Williams plans to record a second-quarter, pre-tax charge in the same dollar range as its expected cash outlay. Williams and the plaintiffs plan to file definitive settlement agreements in early August with the U.S. District Court for the Northern District of Oklahoma. The settlement would be funded within 30 days of the court’s preliminary approval of the agreement, which could occur as soon as mid-August. Williams and various other parties to the agreements do not admit to any liability by the company, its directors or officers. In addition, there were no findings of any violation of federal securities laws. The agreement discussed above is exclusive of Williams’ litigation with plaintiffs representing a class of Williams Communications securities purchasers. That suit is pending in U.S. District Court for the Northern District of Oklahoma.

A copy of Williams' press release publicly reporting the settlement is furnished herewith as Exhibit 99.1 and is incorporated herein.

The press release is being furnished pursuant to Item 7.01, Regulation FD Disclosure. The information furnished is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(a) None
(b) None
(c) Exhibits:

Exhibit 99.1 Copy of Williams' press release dated June 13, 2006, publicly reporting the settlement as discussed herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Williams Companies, Inc.

June 13, 2006	By:	William H. Gault

Name: William H. Gault
Title: Assistant Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Copy of Williams' press release dated June 13, 2006, publicly reporting the settlement as discussed herein.